Exhibit 99.1

NEWS RELEASE

NuVasive Appoints Daniel J. Wolterman as Independent Board Chair

SAN DIEGO – May 19, 2021 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, announced today the appointment of Daniel J. Wolterman as independent chair of the NuVasive Board of Directors, effective immediately. Mr. Wolterman succeeds Gregory T. Lucier as the Company’s Board chair, following Mr. Lucier’s retirement from the Board on May 18, 2021.

“As a long-standing member of our Board of Directors, Dan’s expertise and leadership will help NuVasive further execute on its long-term strategy,” said J. Christopher Barry, chief executive officer of NuVasive. “His extensive experience in leading large, complex healthcare organizations will be an immense asset as NuVasive continues to scale and change the lives of patients around the world.”

Mr. Wolterman joined the Company’s Board in July 2015 and served as the Board’s lead independent director since May 2020. He has nearly 40 years of healthcare experience, and most notably was the president and chief executive officer of Memorial Hermann Health System for 14 years, the largest not-for-profit health system in Southeast Texas. Mr. Wolterman earned a bachelor’s degree in business administration and a master of business administration degree in finance from the University of Cincinnati, as well as a master’s degree in healthcare administration from Xavier University. Mr. Wolterman also currently serves on the board of directors for Vizient, Inc.

“It is an honor to be appointed NuVasive Board Chair, and I am confident in the Company’s ability to transform spine surgery and advance patient care,” said Mr. Wolterman. “I look forward to continue helping NuVasive deliver value for shareholders as it becomes the largest spine technology company in the world.”

The NuVasive Board of Directors is now comprised of nine directors and includes a diverse group of current and former executives in the healthcare, medical device, and technology sectors. Given the appointment of an independent Board chair, the Company will no longer designate a lead independent director of its Board.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, with a mission to transform surgery, advance care, and change lives. The Company's less-invasive, procedurally integrated surgical solutions are designed to deliver reproducible and clinically proven outcomes. The Company's comprehensive procedural portfolio includes surgical access instruments, spinal implants, fixation systems, biologics, software for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative neuromonitoring technology and service offerings. With more than $1 billion in net sales, NuVasive has approximately 2,700 employees and operates in more than 50 countries serving surgeons, hospitals, and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company's surgical products and procedures by spine surgeons and hospitals, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products, the Company's ability to adequately manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties described in NuVasive's news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

Juliet C. Cunningham

NuVasive, Inc.

858-210-2129

investorrelations@nuvasive.com

Media Contact:

Amanda Rocha

NuVasive, Inc.

858-882-5062

media@nuvasive.com

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